Exhibit 99.2

Contact:	FOR RELEASE:
Tyler H. Rose	July 25, 2011
Executive Vice President
And Chief Financial Officer
(310) 481-8484
or
Michelle Ngo
Vice President and Treasurer
(310) 481-8581
KILROY REALTY CORPORATION REPORTS
SECOND QUARTER FINANCIAL RESULTS
     LOS ANGELES, July 25, 2011 - Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its second quarter ended June 30, 2011, with a net loss available to common stockholders of $317,000, or $0.01 per share, compared to a net loss available to common stockholders of $1.8 million, or $0.04 per share, in the second quarter of 2010. Revenues in the second quarter totaled $92.1 million, up from $72.4 million in the prior year’s second quarter. Funds from operations (FFO) for the second quarter ended June 30, 2011 totaled $31.6 million, or $0.52 per share, compared to $21.7 million, or $0.41 per share, in the year-earlier period.
     For the first six months of 2011, KRC reported net income available to common stockholders of $717,000, or less than $0.01 per share, compared to $3.1 million, or $0.05 per share, in the first half of 2010. Revenues in the six-month period totaled $180.2 million, up from $139.2 million in the same period of 2010. FFO for the first half of 2011 totaled $61.8 million, or $1.06 per share, compared to $47.5 million, or $0.96 per share, in the first half of 2010.
     Results for the second quarter and six months ended June 30, 2010 included a one-time charge of $4.6 million related to the early extinguishment of debt. All per share amounts in this report are presented on a diluted basis.
     During the second quarter, KRC acquired four office projects aggregating approximately 1.1 million square feet of rentable space for a total purchase price of approximately $380 million, including the assumption of approximately $30 million of debt. These transactions included the previously announced purchases of The Plaza at Yarrow Bay located in Kirkland, Washington, Key Center located in Bellevue, Washington and 10770 Wateridge Circle located in the Sorrento Mesa submarket of San Diego. Late in the quarter, the company closed on a $32 million acquisition of a 93% occupied, 127,000 square foot office project located in San Rafael, a submarket north of San Francisco in Marin County.
     Through the first six months of 2011, KRC completed the acquisition of five office projects, adding approximately 1.2 million square feet to its stabilized portfolio. The aggregate purchase price of these transactions was approximately $413 million.
     In addition, KRC is in various stages of negotiations on four additional office acquisitions that would have an aggregate estimated purchase price of approximately $266 million. The acquisitions would include the assumption of approximately $83 million of secured debt. Two of these projects are in Northern California and two are in Southern California. These acquisitions are projected to close in the third and fourth quarter of 2011, subject to customary closing conditions.
     KRC signed new and renewing leases during the second quarter on approximately 359,000 square feet of office and industrial space. Occupancy in KRC’s stabilized portfolio was 90.2% at the end of the period.
     In July, KRC’s operating partnership completed a registered public offering of $325 million in aggregate principal of 4.800% senior unsecured notes due 2018, generating net proceeds of approximately $321.4 million. The company used the net proceeds to pay down its revolving credit facility and for general corporate purposes.
     “We continue to see increased activity and positive absorption in our targeted West Coast markets,” said John B. Kilroy, Jr., KRC’s president and chief executive officer. “We remain focused on leasing our stabilized portfolio and building long-term value through a highly selective, disciplined approach to acquiring well-located, high quality assets at economically advantageous prices.”
     KRC also announced that it has established an “at the market” stock offering program through which it may sell up to an aggregate of $200 million of its common stock. The company intends to use the proceeds from any offering for general corporate purposes, which may include investment opportunities and debt reduction.
          KRC management will discuss updated earnings guidance for fiscal 2011 during the company’s July 26, 2011 earnings conference call. The call will begin at 10:00 a.m. Pacific time and last approximately one hour. Those interested in listening via the Internet can access the conference call at www.kilroyrealty.com. Please go to the website 15 minutes before the call and register. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at (888) 679-8034, reservation #22399044. A replay of the conference call will be available via phone through August 2, 2011 at (888) 286-8010, reservation #14986801, or via the Internet at the company’s website.
     Some of the information presented in this release is forward looking in nature within the meaning of the Private Securities Litigation Reform Act of 1995. Although Kilroy Realty Corporation believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from Kilroy Realty’s expectations are set forth as risk factors in the company’s Securities and Exchange Commission reports and filings. Included among these factors are changes in general economic conditions, including changes in the economic conditions affecting industries in which its principal tenants compete; Kilroy Realty’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs, including utility costs; future demand for its debt and equity securities; its ability to refinance its debt on reasonable terms at maturity; its ability to complete acquisitions and successfully operate properties; the demand for office space in markets in which Kilroy Realty has a presence; and risks detailed from time to time in the company’s SEC reports, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. Many of these factors are beyond Kilroy Realty’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, Kilroy Realty claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.
     Kilroy Realty Corporation, a member of the S&P Small Cap 600 Index, is a Southern California-based real estate investment trust active in the office and industrial property sectors. For over 60 years, the company has owned, developed, acquired and managed real estate assets primarily in the coastal regions of Los Angeles, Orange County, San Diego, greater Seattle and the San Francisco Bay Area. At June 30, 2011, the company owned 11.5 million rentable square feet of commercial office space and 3.6 million rentable square feet of industrial space. More information is available at www.kilroyrealty.com.
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KILROY REALTY CORPORATION
SUMMARY QUARTERLY RESULTS
(unaudited, in thousands, except per share data)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Revenues	$92,064	$72,416	$180,189	$139,235

Net (loss) income available to common stockholders	$(317)	$(1,783)	$717	$3,103

Weighted average common shares outstanding — basic	57,686	50,297	55,009	46,674
Weighted average common shares outstanding — diluted	57,686	50,297	55,385	46,678

Net (loss) income available to common stockholders per share — basic	$(0.01)	$(0.04)	$0.00	$0.05
Net (loss) income available to common stockholders per share — diluted	$(0.01)	$(0.04)	$0.00	$0.05

Funds From Operations (1), (2)	$31,643	$21,658	$61,770	$47,464

Weighted average common shares/units outstanding — basic (3)	60,337	52,884	57,634	49,240
Weighted average common shares/units outstanding — diluted (3)	60,817	52,889	58,010	49,243

Funds From Operations per common share/unit — basic (3)	$0.52	$0.41	$1.07	$0.96
Funds From Operations per common share/unit — diluted (3)	$0.52	$0.41	$1.06	$0.96

Common shares outstanding at end of period			58,464	52,296
Common partnership units outstanding at end of period			1,718	1,723

Total common shares and units outstanding at end of period			60,183	54,019

	June 30, 2011	June 30, 2010
Stabilized portfolio occupancy rates:
Office	87.9%	85.7%
Industrial	97.6%	83.3%

Weighted average total	90.2%	85.1%

Los Angeles and Ventura Counties	84.0%	93.3%
San Diego County	88.4%	81.5%
Orange County	96.7%	81.7%
San Francisco Bay Area	93.1%	89.7%
Greater Seattle	90.4%	—

Weighted average total	90.2%	85.1%

Total square feet of stabilized properties owned at end of period:
Office	11,466	10,089
Industrial	3,605	3,654

Total	15,071	13,743

(1)	Reconciliation of Net (Loss) Income Available to Common Stockholders to Funds From Operations and management statement on Funds From Operations are included after the Consolidated Statements of Operations.

(2)	Reported amounts are attributable to common stockholders and common unitholders.

(3)	Calculated based on weighted average shares outstanding including participating share-based awards and assuming the exchange of all common limited partnership units outstanding.

KILROY REALTY CORPORATION CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	June 30, 2011	December 31, 2010
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$528,082	$491,333
Buildings and improvements	2,820,766	2,435,173
Undeveloped land and construction in progress	303,998	290,365

Total real estate held for investment	3,652,846	3,216,871
Accumulated depreciation and amortization	(720,864)	(672,429)

Total real estate assets, net	2,931,982	2,544,442

Cash and cash equivalents	25,412	14,840
Restricted cash	1,349	1,461
Marketable securities	5,654	4,902
Current receivables, net	4,732	6,258
Deferred rent receivables, net	97,958	89,052
Deferred leasing costs and acquisition-related intangible assets, net	153,231	131,066
Deferred financing costs, net	18,910	16,447
Prepaid expenses and other assets, net	25,559	8,097

TOTAL ASSETS	$3,264,787	$2,816,565

LIABILITIES, NONCONTROLLING INTEREST AND EQUITY
LIABILITIES:
Secured debt, net	$475,820	$313,009
Exchangeable senior notes, net	303,374	299,964
Unsecured senior notes, net	655,929	655,803
Unsecured line of credit	245,000	159,000
Accounts payable, accrued expenses and other liabilities	66,664	68,525
Accrued distributions	22,563	20,385
Deferred revenue and acquisition-related intangible liabilities, net	90,149	79,322
Rents received in advance and tenant security deposits	28,117	29,189

Total liabilities	1,887,616	1,625,197

NONCONTROLLING INTEREST:
7.45% Series A cumulative redeemable preferred units of the Operating Partnership	73,638	73,638

EQUITY:
Stockholders’ Equity
7.80% Series E Cumulative Redeemable Preferred stock	38,425	38,425
7.50% Series F Cumulative Redeemable Preferred stock	83,157	83,157
Common stock	585	523
Additional paid-in capital	1,433,951	1,211,498
Distributions in excess of earnings	(285,916)	(247,252)

Total stockholders’ equity	1,270,202	1,086,351

Noncontrolling Interest
Common units of the Operating Partnership	33,331	31,379

Total equity	1,303,533	1,117,730

TOTAL LIABILITIES, NONCONTROLLING INTEREST AND EQUITY	$3,264,787	$2,816,565

KILROY REALTY CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
REVENUES:
Rental income	$83,452	$65,038	$163,742	$125,694
Tenant reimbursements	7,510	6,483	13,932	12,201
Other property income	1,102	895	2,515	1,340

Total revenues	92,064	72,416	180,189	139,235

EXPENSES:
Property expenses	17,583	14,543	35,272	26,563
Real estate taxes	8,413	6,482	16,582	12,518
Provision for bad debts	120	(12)	146	14
Ground leases	424	370	763	312
General and administrative expenses	7,440	6,728	14,000	13,823
Acquisition-related expenses	1,194	957	1,666	1,270
Depreciation and amortization	32,248	23,722	61,559	44,660

Total expenses	67,422	52,790	129,988	99,160

OTHER (EXPENSES) INCOME:
Interest income and other net investment gains (losses)	58	(18)	242	366
Interest expense	(21,228)	(13,088)	(42,104)	(25,044)
Loss on early extinguishment of debt	—	(4,564)	—	(4,564)

Total other (expenses) income	(21,170)	(17,670)	(41,862)	(29,242)

NET INCOME	3,472	1,956	8,339	10,833
Net loss (income) attributable to noncontrolling common units of the
Operating Partnership	10	60	(24)	(132)

NET INCOME ATTRIBUTABLE TO KILROY REALTY CORPORATION	3,482	2,016	8,315	10,701

PREFERRED DISTRIBUTIONS AND DIVIDENDS:
Distributions on noncontrolling cumulative redeemable preferred
units of the Operating Partnership	(1,397)	(1,397)	(2,794)	(2,794)
Preferred dividends	(2,402)	(2,402)	(4,804)	(4,804)

Total preferred distributions and dividends	(3,799)	(3,799)	(7,598)	(7,598)

NET (LOSS) INCOME AVAILABLE TO COMMON STOCKHOLDERS	$(317)	$(1,783)	$717	$3,103

Weighted average common shares outstanding — basic	57,686	50,297	55,009	46,674

Weighted average common shares outstanding — diluted	57,686	50,297	55,385	46,678

Net (loss) income available to common stockholders per share — basic	$(0.01)	$(0.04)	$0.00	$0.05

Net (loss) income available to common stockholders per share — diluted	$(0.01)	$(0.04)	$0.00	$0.05

KILROY REALTY CORPORATION FUNDS FROM OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Net (loss) income available to common stockholders	$(317)	$(1,783)	$717	$3,103
Adjustments:
Net (loss) income attributable to noncontrolling common units of the Operating Partnership	(10)	(60)	24	132
Depreciation and amortization of real estate assets	31,970	23,501	61,029	44,229

Funds From Operations (1)	$31,643	$21,658	$61,770	$47,464

Weighted average common shares/units outstanding — basic	60,337	52,884	57,634	49,240
Weighted average common shares/units outstanding — diluted	60,817	52,889	58,010	49,243

Funds From Operations per common share/unit — basic (2)	$0.52	$0.41	$1.07	$0.96

Funds From Operations per common share/unit — diluted (2)	$0.52	$0.41	$1.06	$0.96

(1)	The company calculates FFO in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures.

Management believes that FFO is a useful supplemental measure of the company’s operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the company’s activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of the company’s operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the company’s FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, management believes that FFO along with the required GAAP presentations provides a more complete measurement of the company’s performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of the company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the company’s properties, which are significant economic costs and could materially impact the company’s results from operations.

(2)	Reported amounts are attributable to common stockholders and common unitholders.